UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):   March 30, 2004


                         MarketShare Recovery, Inc.
             (Exact name of registrant as specified in its charter)


       Delaware                       0-15807              31-1190725
(State or other jurisdiction        (Commission          (IRS  Employer
            of incorporation)      File  Number)       Identification No.)


       95 Broadhollow Road, Suite 101, Melville, New York   11747
          (Address of principal executive offices)        (Zip Code)


                                  (631) 385-0007
               (Registrant's telephone number, including area code)




ITEM  5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

     On March 30, 2004, MarketShare Recovery, Inc. (the "Company") agreed to terminate an acquisition agreement with Dominix, Inc., a Delaware corporation ("Dominix") under which Dominix had agreed to acquire all of the stock of MarketShare's wholly owned subsidiary, MarketShare Recovery Inc., a New York corporation ( "MarketShare Sub") for 17,833 shares of Dominix's Series B Preferred Stock. The 17,833 Series B Preferred Shares would have been converted into 216,528,286 shares of Dominix Common Stock or the equivalent of 1,082,641 post-reverse-split common shares.

	As part of the termination:

-     Dominix  forgave $45,567  of advances made on behalf of MarketShare
      Sub.

-     MarketShare  Sub  granted the  Company's  Jade  Entertainment Group,
      Inc. subsidiary ("Jade") a license to use MarketShare Sub's marketing database and database engine for Jade's adult oriented Internet and video business.

- Jade and MarketShare Sub agreed to share the expense of office facilities occupied by them jointly under a lease held by MarketShare Sub beginning January 1, 2004 and that MarketShare would vacate the premises 60 days after an information statement relating to Dominix's proposed amendments to its certificate of incorporation are mailed to the Dominix's shareholders.

    On April 1, the Company issued a press release announcing the decision to mutually terminate the Agreement to sell it's operating subsidiary. A copy of the press release is furnished as Exhibit 99.3 to this report.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a)     Financial Statements of business acquired:

                None

        (b)     Pro Forma Financial Information

                None

        (c)     Exhibits

     2.1 Termination Agreement dated March 30, 2004 between the Company and Dominix, Inc.

    99.1 Database License Agreement dated March 30, 2004 between Jade Entertainment Group, Inc. and MarketShare Recovery, Inc. (NY).

    99.2 Memorandum of Understanding dated March 30, 2004 between Jade Entertainment Group, Inc. and MarketShare Recovery, Inc. (NY) relating to Suite 101, 95 Broadhollow Road, Melville, New York.

    99.3 Press Release announcing termination of Agreement to sell the Company's operating subsidiary, MarketShare Recovery, Inc. a New York corporation.


                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MARKETSHARE RECOVERY, INC.


                                              /s/ Raymond Barton
                                              -------------------------
                                              Raymond Barton, President


Date:   March 30, 2004